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                                       1

                                                                    Exhibit 6.12

                 LIMITED LIABILITY COMPANY OPERATING AGREEMENT
                                      OF
                         RENEWABLE ENERGIES GROUP LLC

THIS OPERATING AGREEMENT ("Agreement') is entered into as of this 31/st/ day of July, 1998, among TECHNOLOGY TRANSITION CORPORATION ("TTC"), a District of Columbia corporation DCH TECHNOLOGY, INC. ("DCH"), a California corporation and RODE & ASSOCIATES LLC ("RODE"), a Connecticut limited liability company, collectively "Members'.

WHEREAS, Technology Transition Corporation, is in the business of developing new projects, partnerships and business ventures for renewable systems worldwide; and

WHEREAS, DCH Technology Inc. is in the business of providing technical expertise and gas sensing technologies that help to prevent accidents through the early detection of any gas leaks; and

WHEREAS, Rode & Associates is in the business of providing technical and engineering expertise with renewable technologies, risk quantification and mitigation, and assessment of project design harmonization; and

WHEREAS, the parties wish to form and become Members of a limited liability company to be called Renewable Energy Group, LLC (the "Company), under and pursuant to Connecticut -Public Act No. 93-267, the Connecticut Limited Liability Company Act. As amended; and

WHEREAS, The Members desire to form the Company for the purpose of providing technical and engineering consulting services (the "Purpose"), and to engage in any and all activities authorized under the Act (as hereinafter defined) that are generally consistent with the Purpose for which the Company was formed; and

WHEREAS, The parties agree that their respective rights, powers, duties and obligations as Members of the Company, and the management, operations and activities of the Company, shall be governed by this Agreement;

NOW, THEREFORE, in consideration of the mutual terms, covenants and conditions contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE I
                                   ---------

                                  DEFINITIONS
                                  -----------

The following terms used in this Operating Agreement shall have the following meanings (unless otherwise expressly provided herein):
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                                       2

"Articles of Organization" shall mean the Articles of Organization of Renewable
 ------------------------
Energies Group, LLC as filed with the Secretary of State of Connecticut, as the same may be amended from time to time. A copy of the Articles of Organization are attached hereto Exhibit A.

"Capital Account" as of any given date shall mean the capital Contribution of
 ---------------
the Company by a Member as adjusted up to the date in question pursuant to
Article VII.

"Capital Contribution" shall mean any agreed contribution to the capital of the
 --------------------
Company in cash, property or services by a Member, whenever made.

"Code" shall mean the Internal Revenue Code of 1986 or corresponding provisions
 ----
of subsequent superseding federal revenue laws.

"Company" shall refer to Renewable Energies Group, LLC
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"Company Interest" shall mean with respect to each Member, such Member's
 ----------------
percentage interest in the profits, losses and distributions of the Company as set forth on Exhibit B attached hereto.

"Connecticut Act" shall mean the Connecticut Limited Liability Company Act (P.A.
 ---------------
93-267 and revisions of P.A. 94-217).

"Deficit Capital Account" shall mean, with respect to any Member, the deficit
 -----------------------
balance, if any, in such Member's Capital Account as of the end of the taxable year.

"Distributable Cash" shall means all cash, revenues and funds received by the
 ------------------
Company from Company operations, less the sum of the following to the extent paid or set aside by the Company: (i)all principal and interest payments on indebtedness of the Company and all other sums paid to lenders; (ii) all cash expenditures incurred incident to the normal operation of the Company's business; (iii) such Reserves as the Managers deem reasonable and necessary to the proper operation of the Company's business.

"Economic Interest" shall mean a Member's Economic Interest in the Company's Net
 -----------------
Profits, Net Losses and distributions of the Company's assets pursuant to this Operating Agreement and the Connecticut Act, but shall not include any right to participate in the management or affairs of the Company, including the right to vote on, consent to or otherwise participate in any decision of the Members of Managers.

"Economic Interest Owner" shall mean the owner of an Economic Interest who is
 -----------------------
not a Member.

"Entity" shall mean a general partnership, a limited partnership, a domestic or
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foreign limited liability company, a trust, an estate, an association, a corporation or another legal or commercial entity.
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                                       3

"Event of Dissociation" means an event that causes a person to cease to be a
 ---------------------
Member, as provided in Section 41 of the Connecticut Act.

"Fiscal Year" shall mean the Company's fiscal year, which shall be the calendar
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year.

"Gifting Member" shall mean any Member or Economic Interest Owner who gifts,
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bequeaths or otherwise transfers for no consideration (by operation of law or otherwise, except with respect to bankruptcy) all or any part of its Membership Interest or Economic Interest.

"Initial Capital Contribution" shall mean the initial contribution to the
 ----------------------------
capital of the Company pursuant to this Operating Agreement as set forth on Exhibit B attached hereto.

"Majority Interest" shall mean one or more Company Interests of Members which
 -----------------
taken together exceed 50% of the aggregate of all Company Interests.

"Manager" shall mean one or more Managers designated in the manner provided in
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this Agreement.

"Member" shall mean each of the parties who executes a counterpart of this
 ------
Operating Agreement as a Member and each of the parties who may hereafter become a Member as permitted herein. To the extent a Manager has acquired a Membership Interest in the Company, he will have all the rights of a Member with respect to such Membership Interest, and the term 'Member" as used herein shall include a Manager to the extent he has acquired such Membership Interest in the Company. If a Person is a Member immediately prior to the purchase or other acquisition by such Person of an Economic Interest, such Person shall have all rights of a Member with respect to such purchased or otherwise acquired Membership Interest or Economic Interest, as the case may be.

"Membership Interest" shaft mean, a Member's entire interest in the Company
 -------------------
including such Member's Economic Interest and the right to participate in the management of the business and affairs of the Company, including the right to vote on, consent to, or otherwise participate in any decision or action of or by the Members granted pursuant to this Operating Agreement or the Connecticut Act.

"Net Profits" and "Net Losses" shall mean the income, gain, loss, deductions and
 ----------------------------
credits of the Company in the aggregate or separately stated, as appropriate, determined in accordance with the method of accounting selected by the Managers at the close of each fiscal year on the Company's information tax return filed for federal income tax purposes.

"Operating Agreement" shall mean this Operating Agreement as amended from time
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to time.

"Person" shall mean an individual or Entity, and the heirs, executors,
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administrators, legal representatives, successors, and assigns of such "Person"
where the context so permits.
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                                       4

"Reserves" shall mean with respect to any fiscal period, funds set aside or
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amounts allocated during such period to reserves which shall be maintained in amounts deemed sufficient by the Managers for capital expenditures, working capital and to pay taxes, insurance, debt service or other costs or expenses incident to the ownership or operation of the Company's business.

"Selling Member" shall mean any Member or Economic Interest Owner which sells,
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assigns, or otherwise transfers for consideration all to any portion of its
Membership Interest of Economic Interest.

"Transferring Member" shall collectively mean a Selling Member and a Gifting
 -------------------
Member.

"Treasury Regulations" shall include proposed, temporary and final regulations
 --------------------
promulgated under the Code in effect as of the date of filing the Articles of Organization and the corresponding sections of any regulations subsequently issued that amend or supersede such regulations.

                                  ARTICLE II
                                  ----------

                             FORMATION OF COMPANY
                             --------------------

Section 2.1 Formation - The Company was formed as a limited liability company
---------------------
under the Connecticut Act by the filing of its Articles of Organization with the Secretary of the State of Connecticut on July 3l, 1998.

                                  ARTICLE III
                                  -----------

                              BUSINESS OF COMPANY
                              -------------------

Section 3.1 Permitted Business - The business of the Company shall be as set
------------------------------
forth in its Articles of Organization.

                                  ARTICLE IV
                                  ----------

                          NAMES ADDRESSES OF MEMBERS
                          --------------------------

The names and addresses of the initial Members are as set forth on Exhibit B attached hereto and incorporated herein by reference.
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                                       5

                                   ARTICLE V
                                   ---------

                         RIGHTS AND DUTIES OF MANAGERS
                         -----------------------------

Section 5.1 Management - The business and affairs of the Company shall be
----------------------
managed by its Managers. The Managers shall direct, manage and control the business of the Company to the best of their ability. Except for situations in which the approval of the Members expressly required by this Operating Agreement or by nonwaivable provisions of applicable law, the Managers shall have full and complete authority, power and discretion to manage and control the business, affairs and properties of the Company, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of the Company's business. At any time when there is more than one Manager, any one Manager may exercise all of the powers delegated to the Managers herein and may take any action permitted to be taken by the Managers, unless the approval of more than one of the Managers is expressly required pursuant to this Operating Agreement.

Section 5.2 Number, Identity, Tenure and Qualifications of Managers - The
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Company shall initially have the following Managers:
        . Robert Mauro - TTC Corp.
        . Dave Haberman - DCH Technology
        . Douglas Rode - Rode & Associates

The number of Managers of the Company shall be fixed from time to time by the affirmative vote or written consent of Members holding at least two-thirds of all Company Interests, but in no instance shall there be fewer than one Manager. Each Manager shall hold office until his successor shall have been elected and qualified or such earlier time as he may resign or be removed as provided herein. Managers shall be elected by the affirmative vote or written consent of Members holding at least a Majority Interest. A Manager need not be a Member.

Section 5.3 Certain Powers of Managers - Without limiting the generality of
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Section 5.01, the Managers shall have power and authority on behalf of the
Company.
(a) To acquire property from any person as any Manager may determine.
(b) To borrow money for the Company from banks, other lending institutions, the Managers, Members or affiliates of the Managers or Members on such terms as any of the Managers deem appropriate and in connection therewith, to mortgage, hypothecate, encumber and grant security interest in the assets of the Company to secure repayment of the borrowed sums.
(c) To purchase liability and other insurance to protect the Company's property an business.
(d) To hold and own any Company real and/or personal properties in the name of the Company.
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                                       6

(e) To invest any Company funds temporarily (by way of example but not limitation) in time deposits, short-term governmental obligations, commercial paper or other investments.
(f) Upon the affirmative vote or written consent Members holding at least two-thirds of all Company Interests, to sell or otherwise dispose of all or substantially all of the assets of the Company as part of the single transaction or plan;
(g) To execute on behalf of the Company all instruments and documents, including, without limitation, checks, drafts, notes and other negotiable instruments, mortgages or deeds of trust- security agreements, financing statements, documents providing for the acquisition, mortgage or disposition of the Company's property, assignments, bills of sale, leases, partnership agreements, operating agreements of other limited liability companies- and any other instruments or documents necessary or appropriate, in the opinion of the Managers, to the business of the Company.
(h) To employ accountants, legal counsel, managing agents or other experts to perform services for the Company and to compensate them from Company funds.
(i) To enter into any and all other agreements on behalf of the Company, with any other Person for any purpose, in such forms as any Managers may approve; and
(j) To do and perform all other acts as may be necessary or appropriate to the conduct of the Company's business.

Unless authorized to so do by this Operating Agreement or by written authorization of a Manager or Managers of the Company, no attorney-in-fact, employee or another agent of the Company shall have any power or authority to bind the Company in any way, to pledge its credit or to render it liable for any purpose. No Member (other than a Member who is also a Manager) shall have any power or authority to bind the Company unless the Member has been authorized by the Manager to act as an agent of the Company in accordance with the previous sentence.

Section 5.4 Managers Have No Exclusive Duty to Company - The Managers shall not
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be required to manage the Company as their sole and exclusive function and they may have other business interests and may engage in other activities in addition to those relating to the Company.

Section 5.5 Bank Accounts - The Managers may from time to time open bank
-------------------------
accounts in the name of the Company, and the Managers shall be the sole signatories thereon, unless the Managers determine otherwise.

Section 5.6 Company Books - In accordance with Section 9.02 herein, the Managers
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shall maintain and preserve, during the term of the Company, and for five (5)
years thereafter, A accounts, books and other relevant Company documents. Upon reasonable request, each Member and Economic Interest Owner shall have the right during ordinary business hours, to inspect and copy such Company documents at the requesting Member's and Economic Interest Owner's expense.
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                                       7

Section 5.7 Indemnity of Managers - The Company shall indemnify the Managers
---------------------------------
from and against any claim by any third party seeking monetary damages against such Manager arising our of such Manager's performance of his duties in good faith in accordance with Section 22 of the Connecticut Act.

Section 5.8 Resignation - Any Manager of the Company may resign at any time by
-----------------------
giving written notice to the Members of the Company. The resignation of any Manager shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. The resignation of a Manager who is also a Member shall not constitute a withdrawal of a Member.

Section 5.9 Removal - Any Manager may be removed at any time, with or without
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cause, by the affirmative vote or written consent of Members holding a Majority
Interest. The removal of a Manager who is also a Member shall not, by itself, affect the Managers rights as a Member and shall not constitutes a withdrawal of a Member.

Section 5.10 Vacancies - Any vacancy occurring for any reason in the number of
----------------------
Managers of the Company may be filled by the affirmative vote or written consent of Members holding a Majority Interest.

Section 5.11 Compensation of Managers - The Managers shall receive no
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compensation for their services, as such.

                                  ARTICLE VI
                                  ----------

                       RIGHTS AND OBLIGATION OF MEMBERS
                       --------------------------------

Section 6.1 Limitation of Liability - Each Member's liability shall be limited
-----------------------------------
as set forth in this Operating Agreement, the Connecticut Act and other applicable laws.

Section.6.2 List of Members - Upon written request of any Member, the Managers
---------------------------
shall provide a list showing the names, addresses and Membership Interests and Economic Interests of all Members.

Section 6.3 Priority and Return of Capital - Except as may be expressly provided
------------------------------------------
in Article VIU, no Member or Economic Interest Owner shall have priority over any other Member or Economic Interest Owner, either as to the return of Capital Contributions or as to Net Profits, Net Losses or distributions; provided that this Section shall not apply to repayment of loans (as distinguished from Capital Contributions) which a Member has made to the Company.
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                                       8

                                  ARTICLE VII
                                  -----------

               CONTRIBUTIONS TO THE COMPANY AND CAPITAL ACCOUNTS
               -------------------------------------------------

Section 7.1 Members' Capital Contributions - Each Member shall contribute such
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cash, property or services as is set forth in Exhibit B hereto as its share of the Initial Capital Contribution.

Section 7.2 Additional Contributions - Except as set forth in Section 7. 1, no
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Member shall be required to make any Capital Contribution. The Managers may determine from time to time that additional Capital Contributions are necessary of appropriate in connection with the conduct of the Company's business (including without limitation, expansion or diversification or to meet operating deficits). In such event, the Members shall have the opportunity (but no the obligations to participate in such additional Capital Contributions on a pro-rate basis in accordance with their respective Company Interests.

Section 7.3 Failure to Contribute After Notice - In the event any Member shall
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fail to contribute his full, pro-rate share of any additional capital contribution, then the company interests of all Members shall be adjusted by the Managers to reflect such capital contributions as have been actually made.


Section 7.4 Capital Accounts
-----------------------------
(a) A separate Capital Account will be maintained for each Member. In general, each Member's Capital Account will be- (1) increased by (a) the amount of money contributed by such Member to the Company; (b) the agreed fair market value of property of services contributed by such Member to the Company (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under Section 752 of the Code;
     (c) allocations to such Member of Net Profits and; (H) decreased by (a) the amount of money distributed to such Member by the Company, (b) the fair market value of property distributed to such Member by the Company (net of liabilities secured by such distributed property that such Member is considered to assume or take subject to under Section 752 of the Code)- and
     (c) allocations to the account of such Member Net Losses. Capital Accounts will be maintained in accordance with the requirements of 704(b) of the Code and Treasury Regulations promulgated thereunder.
(b) In the event of a permitted sale or exchange of a Membership Interest or an Economic Interest in the Company, the Capital Account of the transferor shall become the Capital Account of the Transferee to the extent it relates to the transferred Membership Interest of Economic Interest in accordance with Section 1.704-1 (b)(2)(iv) of the Treasury Regulations.
(c) Upon liquidation of the Company (or the Member's Membership Interest or Economic Interest Owner's Economic Interest), liquidation distributions will be made in accordance with the positive Capital Account balances of the Members and Economic Interest Owners, as determined after taking into account all Capital Account adjustments for the Company's taxable year during which the liquidation occurs.
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                                       9

     Liquidation proceeds will be paid within sixty days of the end of the taxable year (or, if later, within 120 days after the date of the liquidation). The Company may offset damages for breach of this Operating Agreement by a Member or Economic Interest Owner whose interest is liquidated (either upon the withdrawal of the Member of the liquidation of the Company against the amount otherwise distributable to such Member.

(d)  Except as otherwise required in the Connecticut Act (and subject to Section
     7.1 and 7.2), no Member or Economic Interest Owner shall have any liability to restore all or any portion of a deficit balance in such Member's or Economic Interest Owner's Capital Account.

                                 ARTICLE VIII
                                 ------------

                   ALLOCATTONS, INCOME TAX AND DISTRIBUTIONS
                   -----------------------------------------

Section 8.1 Allocations of Profits and Losses-The Net Profits and Net Losses of
---------------------------------------------
the Company for each Fiscal Year will be allocated to the Members in the manner determined by the Managers to reasonably reflect the Members' interests in accordance with the percentage allocations set forth in Exhibit B attached hereto and in compliance with applicable tax law.

Section 8.2 Distributions - Except as provided in Section 7.4(c), all
-------------------------
distributions of cash or other property shall be made to the Members pro rate in proportion to the respective Capital Interests of the Members on the record date of such distribution. Except as provided in Section 8.4, all distributions of Distributable Cash and property shall be made at such time as determined by the Manager. No Member shall have the right to demand and receive property other than cash irrespective of the nature of its Capital Contribution. AR amounts withheld pursuant to the Code or any provisions of the state or local tax law with respect to any payment or distribution to the Members from the Company shall be treated as amounts distributed to the relevant Member or Members pursuant to this Section 8.2

Section 8.3 Limitation Upon Distributions - No distributions shall be declared
-----------------------------------------
and paid unless, after the distribution is made, the assets of the Company are in excess of all liabilities of the Company, except liabilities to Members on account of their contributions.

Section 8.4 Interest on and Return of Capital Contributions - No Member shall be
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entitled to interest on its Capital Contribution or to return of its Capital
Contribution, except as otherwise specifically provided for herein.

Section 8.5 Loans to Company - Nothing in this Operating Agreement shall prevent
----------------------------
any Member from making secured or unsecured loans to the Company by agreement with the Company.
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                                       10

Section 8.6 No Right to Distribution - Anything in this Agreement or in Section
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30 of the Connecticut Act to the contrary notwithstanding, no Member shall be entitled to receive any distribution of money or other property in excess of $1.00 by reason of such persons ceasing to be a Member, except (i) upon dissolution of the Company, or (ii) upon affirmative vote or written consent of Members holding a Majority Interest.


                                  ARTICLE IX
                                  ----------

                              ACCOUNTING, REPORTS
                              -------------------

Section 9.1 Accounting Period - The Company's accounting period shall be the
-----------------------------
calendar year.

Section 9.2 Records, Audits and Reports - The Managers shall maintain records
---------------------------------------
and accounts of d operations and expenditures of the Company. At a minimum the Company shall keep at its principal place of business the following records:

(a) A current and a past list setting forth in alphabetical order the full name and last known business, residence or mailing address of each Member, Economic Interest Owner and Manager, both past and present;
(b) A copy of the Articles of Organization of the Company and all amendments thereto, together with executed copies of any powers of attorney pursuant to which any articles of amendment have been executed;
(c) Copies of the company's federal, state and local income tax returns and financial statements for the three most recent years, or, if such returns or statements were not prepared for any reason, copies of the information and statements provided to, or which should have been provided to, the Members to enable them to prepare their federal, state and local tax returns for such period;
(d) Copies of the Company's current effective written Operating Agreement and all amendments thereto and copies of any written operating agreements no longer in effect;
(e) A writing setting forth the amount of cash, if any, and a statement of the agreed value of other property or services contributed by each Member and the times at which or the events upon the happening of which any additional contributions are to be made by each Member;
(f) A writing stating events, if any, upon the happening of which the Company is to be dissolved and its affairs wound up;
(g) Other writings, if any, prepared pursuant to a requirement in this Operating Agreement;

Section 9.3 Returns and Other Elections - The Managers shall cause the
---------------------------------------
preparation and timely filing of all returns required to be filed by the Company pursuant to the Code and all other tax returns deemed necessary and required in each jurisdiction in which the Company does business. Copies of such returns, or pertinent information therefrom, shall be furnished to the Members as soon as practical after the end of the Company's fiscal year but in any event prior to the date upon which Federal and Connecticut State tax returns are required to be filed by Members;

All elections permitted to be made by the Company under federal or state laws shall be made by the Managers in their sole discretion, provided that the Managers shall make any tax election requested by Members owning a Majority Interest.

                                   ARTICLE X
                                   ---------

                                TRANSFERABILITY
                                ---------------

Section 10.1 General
--------------------
(a) No Member shall have the right to sell, assign, transfer, pledge, hypothecate, exchange or otherwise transfer for consideration, (collectively, "sell'), or gift, bequeath or otherwise transfer for no consideration (whether or not by operation of law, except in the case of bankruptcy) all or any part of its Membership Interest or Economic Interest, except in accordance with this Article X.
(b) In the event of either the sale of the Selling Member's interest in the Company to a third party purchaser or the gift of an interest in the Company (including an Economic Interest), and as a condition to recognizing one or more of the effectiveness and binding nature of any such sale or gift and (subject to Section 10.2, below) substitution of a new Member as against the Company or otherwise, the remaining Members may require the Selling Member or Gifting Member and the proposed purchases, donee or successor-in-interest, as the case may be, to execute, acknowledge and deliver to the remaining Members such 'instruments of transfer, assignment and assumption and such other certificates, representations and documents, and to perform all such other acts which the remaining Members may deem necessary or desirable to:
        i. constitute such purchaser, as a Member, donee or successor-in-interest as such;
        ii. confirm that the person desiring to acquire an interest or interests in the Company, or to be admitted as a Member, has accepted, assumed and agreed to be subject and bound by all the terms, obligations and conditions of the Operating Agreement, as the same may have been further amended (whether such Person is to be admitted as a new Member or will merely be an Economic Interest Owner);
        iii. preserve the Company after the completion of such sale, transfer, assignment, or substitution under the law of each jurisdiction in which the Company is qualified, organized or does business;
        iv. maintain the status of the Company as a partnership for federal tax purposes; and
         v. assure compliance with any applicable state and federal laws including securities laws and regulation.
(c) Any sale or gift of a Membership interest or Economic Interest or admission of a Member in compliance with ties Article X shall be deemed effective as of the last day of the calendar month in which the, remaining Members' consent thereto was given.

(d) The Selling Member hereby indemnifies the Company and the remaining Members against any and all loss, damage, or expense (including, without limitation, tax liabilities or loss of tax benefits) arising directly or indirectly as a result of any transfer or purported transfer in violation of the Article X.

Section 10.2 Transferee Not Member in Absence of Consent of Holder of Majority
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Interest
--------
(a) Except as provided in Section 10.2(b) below, notwithstanding anything contained herein to the contrary, if Members, other than the Transferring Member, holding more than 50% of the Company Interests held by Members other than the Transferring Member do not approve, by written consent, of the proposed sale or gift, then the proposed transferee or donee shall no right to participate in the management of the business and affairs of the Company or to become a Member. The transferee or donee shall be merely an Economic Interest Owner. No transfer of a Member's interest in the Company (including any transfer of the Economic Interest or any other transfer which has not been approved by written consent of the Members holding a Majority Interest) shall be effective unless and until written notice (including the name and address of the proposed transferee or donee and the date of such transfer) has been provided to the Company and the non-transferring Members.
(b) A Transferring Member may gift all or any portion of its Membership Interest and Economic Interest without regard to Section 10.2(a) provided that the donee or other successor-in-interest (collectively, "donee") complies with Section 10.2(b) and further provided that the donee is either the Gifting Member's spouse, former spouse, or lineal descendent (including adopted children). In the event of the gift of all or any portion of a Gifting Member's Membership Interest or Economic Interest to one or more donees who are under 25 years of age, one or more trusts shall be established to hold the gifted interest for the benefit of such donees until all of the donees reach the age of at least 25 years.
(c) Upon and contemporaneously with any sale or gift of a Transferring Members Economic Interest in the Company which does not at the same time transfer the balance of the rights associated with the Economic Interest transferred by the Transferring Member (including, without limitation, the rights of the transferring Member to participate in the management of the business and affairs of the Company), the Company shall purchase from the Transferring Member, and the Transferring Member shall sell to the Company for a purchase price of $1 00. 00, all remaining rights and interest retained by the Transferring Member which immediately prior to such sale or gift were associated with the transferred Economic Interest/

                                  ARTICLE XI
                                  ----------

                              ADDITIONAL MEMBERS
                              ------------------

From the date of the formation of the Company, any person acceptable to Members holding a Majority Interest by their written consent may become a Member in the Company either by the issuance by the Company of Membership Interests for such consideration as Members holding a Majority Interest by their written consent shall determine, or as a transferee of a Member's Membership Interest or any portion thereof subject to the terms and condition of this Operating Agreement. No new Members shall be entitled to any retroactive allocation of losses, income or expense deductions incurred by the Company. The Managers may, at their option, at the time a Member is admitted, close the Company books (as though the Company's tax year had ended) or make pro-rate allocations of loss, income and expense deductions to a new Member only for that portion of the Company's tax year in which a Member was admitted in accordance with the provisions of Section 706(d) of the Code and Treasure Regulations promulgated thereunder.

                                  ARTICLE XII
                                  -----------

                          DISSOLUTION AND TERMINATION
                          ---------------------------

Section 12.1 Dissolution
------------------------
(a) The Company shall be dissolved and its affairs shall be wound up upon the happening of any of the first to occur of the following:
        i.   at the time specified in its Articles of Organization;
        ii. upon written consent of Members holding at least a Majority Interest; or
        iii. following an Event of Dissociation of a Member, unless there are at least two remaining Members and the business of the Company is continued by the written consent of remaining Members holding a Majority Interest within 90 days after the Event of Dissociation; and
        iv. upon the entry of a decree of final dissolution under Section 43 of the Connecticut Act.
(b) As soon as possible following the occurrence of any of the events specified in this Section 12.1 effecting the dissolution of the Company, the Managers shall proceed to wind up the Company's business in accordance with the
     Section 45 of the Connecticut Act.
(c) Except as expressly permitted in this Operating Agreement, a Member shall not voluntarily resign or take any other voluntary action which directly causes an event of Dissociation. Unless otherwise approved in writing by Members owning a Majority Interest, a Member who resigns (a "Resigning Member") or whose Membership Interest is otherwise terminated by virtue of an Event of Dissociation, regardless of whether such Event of Dissociation was the result of voluntary act by such Member, shall not be entitled to receive any distributions to which such Member would not have been entitled had such Member remained a Member. Except as otherwise expressly provided hereir4 a Resigning Member shall become an Economic Interest Owner.

Damages for breach of this Section 11.1(c) shall be monetary damages only (and not specific performance), and such damages may be offset against distributions by the Company to which the Resigning Member would otherwise be entitle.

                                 ARTICLE XIII
                                 ------------

                           MISCELLANEOUS PROVISIONS
                           ------------------------

Section 13.1 Notices - Any notice, demand or communication required to permitted
--------------------
to be given by any provision of this Operating Agreement shall be deemed to have been sufficiently given or served for all purposes if delivered personally to the party or to an executive office of the party to whom the same is directed or, if sent by registered or certified mail, postage and charges prepaid, addressed to the Member's and/or Company's address, as appropriate, which is set forth in this Operating Agreement. Except as otherwise provided herein, any such notice shall be deemed to be given three business days after the date on which the same was deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and set as aforesaid.

Section 13.2 Application of Connecticut Law - This Operating Agreement, and the
-------------------------------------------
application of interpretation hereof, shall be governed exclusively by its terms and the laws of the State of Connecticut, and specifically the Connecticut Act.

Section 13.3 Waiver of Action for Partition - Each Member and Economic Interest
-------------------------------------------
Owner irrevocably waives during the term of the Company any right that it may have to maintain any action for partition with respect to the property of the Company.

Section 13.4 Amendments - This Operating Agreement may not be amended except by
-----------------------
the unanimous written agreement of all the Member.

Section 13.5 Execution of Additional Instruments - Each Member hereby agrees to
------------------------------------------------
execute such other and further statement of interest and holdings, designations, powers of attorney and other instruments necessary to comply with any laws, rules or regulations.

Section 13.6 Construction - Whenever the singular number is used in this
-------------------------
Operating Agreement and when required by the context, the same shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa.

Section 13.7 Headings - The headings in this Operation Agreement are inserted
---------------------
for convenience only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Operating Agreement or any provision hereof

Section 13.8 Waivers - The failure of any party to seek redress for violation of
--------------------
or to insist upon the strict performance of any covenant or condition of this Operating Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.

Section 13.9 Rights and Remedies Cumulative - The rights and remedies provided
-------------------------------------------
by this Operating Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive the right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have be law, statute, ordinance or otherwise.

Section 13. 10 Severability - If any provision of this Operating Agreement or
---------------------------
the application thereof to any person or circumstance shall be invalid, illegal or unenforceable to any extent, the remainder of this Operating Agreement and the application thereof shall not be affected and shall be enforceable to the fullest extent permitted by law.

Section 13.11 Heirs,. Successors and Assigns - Each and all of the covenants,
--------------------------------------------
terms, provisions and agreement herein contained shall be binding upon the inure to the benefit of the parties hereto and, to the extent permitted by this Operating Agreement, their respective heirs, legal representatives, successors and assigns.

Section 13.12 Creditors - None of the provisions of this Operating Agreement
-----------------------
shall be for the benefit of or enforceable by any creditor of the Company.

Section 13.13 Counterparts - This Operating Agreement may be executed in
--------------------------
counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

Section 13.14 Rule Against Perpetuities - The parties hereto intend that the
---------------------------------------
Rule against Perpetuities (and any similar rule of law) not be applicable to any provisions of this Operating Agreement. However, notwithstanding anything to the contrary in this Agreement would be invalid or unenforceable because of the Rule against Perpetuities or any similar rule of law but for this Section 13.14, the parties hereto hereby agree that any future interest which is created pursuant to said provision shall cease if it is not vested within twenty-one years after the death of the survivor of the group composed of the initial Members who are individuals and their issue who are living on the date of this Operating Agreement and their issue, if any, who are living on the effective date of this Operating Agreement.

IN WITNESS WHEREOF, the undersigned Member has hereunto set his hard or caused this instrument to be executed as of the day of July, 1998.


/s/ ROBERT MAURO
------------------------------------
Robert Mauro
TTC Corp.

/s/ DAVID HABERMAN
------------------------------------
David Haberman
DCH Technology Inc.

/s/ DOUGLAS RODE
------------------------------------
Douglas Rode
Rode & Associates LLC

                                   Exhibit A
                                   ---------

  Articles of Organization as Filed with the Secretary of State in Connecticut

                                   Exhibit B
                                   ---------

                                Initial Members
                                      of
                         Renewable Energies Group, LLC

Name & Address                   Agreed         Agreed         Percentage
                                 Contribution   Value of       Interest in
                                                Contribution   Profits, Losses &
                                                               Distributions

Technology Transition Corp                                         33.33%
1800 M Street NW, Suite 300
Washington, DC 20036-5802

DCH Technology, Inc.                                               33.33%
27811 Avenue Hopkins, Suite 6
Valencia, CA 91355

Rode & Associates                                                  33.33%
66 Cedar Street Suite 104
Newington, CT 06111